SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT (this “Agreement”) is made and entered into as of September 28, 2006 by and among BaseLine Capital, Inc. (“Subordinated Lender”), Esconde Resources LP (“Borrower”), Esconde Energy LLC (“Guarantor”) and American State Bank (“Senior Lender”), with reference to the following facts:

A. Borrower has executed or will execute promissory notes dated of even date herewith, being made payable to the order of each Subordinated Lender in the original principal amounts of $325,000.00 and $175,000.00 (the “Subordinated Notes”). The Subordinated Notes evidence extensions of credit from Subordinated Lender to Borrower pursuant to the certain Loan Agreement dated effective of even date herewith (the “Subordinated Loan Agreement”).

B. Borrower and Senior Lender entered into a Business Loan Agreement, Promissory Notes and security documents, all dated the same date as this Agreement (collectively, as amended, restated, or supplemented, the “Senior Loan Documents”), pursuant to which Senior Lender will advance to Borrower in the form one or more credit facilities in an aggregate amount of up to $650,000.00 (the “Senior Debt”).

C. The Subordinated Loan Agreement provides that the Subordinated Lender shall be issued a unit option exercisable for limited partner units of Borrower upon payment of the Subordinated Debt (the “Unit Option”).

D. Guarantor is the sole general partner of Borrower and has agreed to guarantee both the Senior Debt and the Subordinated Debt.

E. As an inducement and a condition to Senior Lender to extend the Senior Debt to Borrower, Senior Lender has required that Subordinated Lender agrees to the terms and conditions of, and execute and deliver this Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and promises of this Agreement, and for other consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Subordinated Lender and Senior Lender agree as follows:

1. Definitions. As used in this Agreement the following terms have the following meanings (other terms are defined above or elsewhere herein):

“Debtor Relief Laws” means Title 11 of the United States Code, as amended from time to time, and any and all applicable laws regarding liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, suspension of payments, insolvency, reorganization, or similar laws affecting the rights of creditors generally, as in effect from time to time and as hereafter amended.

“Event of Default” means an “Event of Default” under and as defined in the Senior Loan Documents.

“Person” means any individual, partnership, limited partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, syndicate, or other entity or organization of whatever nature.

“Senior Debt” means the principal, interest, fees, and any and all costs and expenses owed by Borrower to Senior Lender under the Senior Loan Documents, and all extensions and renewals thereof, as well as in any additions thereto, including, but not limited to, and future advances to be extended by Senior Lender to Borrower up to the maximum amount of $650,000.00, plus accrued interest and amounts owed for fees, costs and expenses.

“Subordinated Debt” means the principal of and interest on the Subordinated Notes and all other debt of Borrower to Subordinated Lender up to the maximum amount of $500,000.00, plus accrued interest and amounts owed for fees, costs and expenses.

“Subordinated Loan Documents” means the Subordinated Loan Agreement, Subordinated Notes and all related agreements, documents and instruments.

“Unit Option Agreement” means the agreement between Borrower and Subordinated Lender of even date herewith regarding the Unit Option.

2. Subordination. Until the Senior Debt is paid in full, (a) any payment in respect of the Subordinated Debt is and shall be expressly junior and subordinated in right of payment to all amounts due and owing upon all Senior Debt outstanding from time to time, (b) except as expressly provided in Section 3 hereof, Subordinated Lender may not receive or accept any payment in any form with respect to the Subordinated Debt and (c) any liens or security interests now or hereafter securing payment of any and all Subordinated Debt are expressly subordinated to the liens and security interests now or hereafter securing the Senior Debt, which as of the date hereof cover all assets now owned or subsequently acquired by Borrower and Guarantor; in each case, including all other notes and security instruments executed in connection therewith, and each amendment, extension, refinancing, restatement or other modification thereof. Subordinated Lender may require Borrower or Guarantor to pledge, mortgage or grant liens on their properties to Subordinated Lender so long as Senior Lender also has a lien on or security interest in such property or has determined in its discretion not to have such lien or security interest.

3. Payment on Subordinated Debt. If the Payment Conditions (as hereinafter defined in this Section 3) are satisfied, Borrower may pay Subordinated Lender on the Subordinated Notes and under the Subordinated Loan Agreement pursuant to the terms thereof (the “Permitted Payments”). The term “Payment Conditions,” means that: (i) no Event of Default has occurred and continues under the Senior Loan Documents, and (ii) no Event of Default would result under the Senior Loan Documents from the making of any such Permitted Payments. If the Payment Conditions are not satisfied with respect to any calendar month, such that the Permitted Payments attributable to such calendar month may not be made pursuant to this Agreement, then such Permitted Payments shall continue to be an obligation of Borrower to Subordinated Lender, expressly subject to the rights of the Senior Lender, and subject to the terms of this Agreement. If the Payment Conditions are not satisfied with respect to any calendar month, resulting in the Permitted Payments for that month not being made, then at the end of any subsequent calendar month, if the Payment Conditions are satisfied based on a cumulative calculation that includes all unpaid Permitted Payments, then the sum of the unpaid Permitted Payments for all such previous calendar months may be paid.

4. Proceedings Against Borrower or any Guarantor. Until the Senior Debt is paid in full, Subordinated Lender may not, without the consent of the Senior Lender (which consent will not be unreasonably withheld),

(a) exercise any remedies (other than the acceleration of the Subordinated Debt), or commence any action or proceeding (or join with any other creditor in commencing any action or proceeding, including an action or proceeding under any Debtor Relief Law) to recover all or any part of the Subordinated Debt from Borrower or Guarantor, or

(b) exercise any remedies, or commence any action or proceeding against Borrower or Guarantor or any assets of Borrower or Guarantor to foreclose, levy or realize against any assets of Borrower or Guarantor;

provided, that the foregoing limitations shall not apply to any right, action or remedy of the Subordinated Lender relating to the Unit Option under the Subordinated Loan Agreement, the Unit Option Agreement or otherwise.

5. Waiver and Subrogation. Subordinated Lender hereby waives and agrees not to assert against Senior Lender any rights which a guarantor or surety of debt of Borrower might assert. Notwithstanding the immediately preceding sentence, nothing in this Agreement shall cause Subordinated Lender to be deemed or treated as a guarantor or surety. Subordinated Lender shall be subrogated, to the extent of any amounts required to be paid over to Senior Lender pursuant to the terms of this Agreement, to all rights of Senior Lender to receive any payments or distributions applicable to the Senior Debt.

6. Debtor Relief Laws. In the event of any proceedings under any Debtor Relief Laws involving Borrower or Guarantor (other than in the capacity of a creditor), Subordinated Lender may, to the extent applicable, file any claims, proofs of claim, motions, responses, pleadings or other instruments of similar character necessary to (a) have its claim allowed with respect to the Subordinated Debt, (b) vote on any plan or other matter proposed, or (c) enforce the obligation of Borrower or Guarantor with respect to the Subordinated Debt. Notwithstanding anything set forth herein to the contrary, Subordinated Lender shall be entitled to payments and other rights and remedies as may be provided under or in connection with any plan or other procedure approved by a court or other authorized Person(s) under any Debtor Relief Laws.

7. Subordinated Lender’s Rights. Except as expressly limited herein, Subordinated Lender shall have the right to enforce the obligations of Borrower and Guarantor under the Subordinated Loan Documents.

8. No Impairment. Except as otherwise provided herein, Senior Lender may, at any time and from time to time, without the consent of or notice to Subordinated Lender, without incurring responsibility to Subordinated Lender, and without impairing or releasing any of Senior Lender’s rights, or any of the obligations of Subordinated Lender under this Agreement:

(a) change the amount, manner, place, or terms of payment, or change or extend the time of payment of or renew or alter all or any part of the Senior Debt or amend, modify, supplement, or restate, any of the Senior Loan Documents in any manner whatsoever, except that the amount of the Senior Debt shall not exceed $650,000.00;

(b) sell, exchange, release, or otherwise deal with all or any part of any property pledged or mortgaged to secure all or any part of the Senior Debt;

(c) release anyone liable in any manner for the payment or collection of all or any part of the Senior Debt;

(d) exercise or refrain from exercising any rights against the Borrower, Guarantor and others; and

(e) apply any sums, by whomsoever paid or however realized, to the Senior Debt.

Subordinated Lender agrees that if Senior Lender agrees to any sale, exchange, release, or transfer of all or any part of any property pledged or mortgaged to secure all or any part of the Senior Debt, and Subordinated Lender will receive payment receive payment in full of all obligations owed to it by Borrower and Guarantor in connection with such transaction (after payment in full of the Senior Lender), such sale, exchange, release, or transfer shall be made free of any liens or security interests securing the Subordinated Debt. Upon receipt of such payment in full of all obligations owed to it by Borrower and Guarantor, Subordinated Lender further agrees to execute any and all documents or instruments requested by Borrower, Guarantor or Senior Lender to evidence the release of any such liens and security interests of Subordinated Lender.

9. Other Agreements. Notwithstanding anything to the contrary set forth in this Agreement or in the Senior Loan Documents, (i) Borrower shall execute and deliver the Unit Option Agreement to Subordinated Lender upon execution of this Agreement, (ii) Subordinated Lender may accept and exercise any of its rights under the Unit Option Agreement, (iii) Borrower shall grant the Unit Option to Subordinated Lender, issue the shares of common stock of Borrower (or its successor) to Subordinated Lender upon any exercise of the Unit Option and otherwise comply with the terms of the Unit Option Agreement, (iv) Senior Lender hereby consents to the Unit Option, the Unit Option Agreement and the above-described actions and waives any and all breaches or defaults such items or actions may cause under the Senior Loan Documents, (v) the debt, liens and security interests evidenced by the Subordinated Loan Documents are hereby approved and consented to by Senior Lender under the Senior Loan Documents, and Senior Lender waives any and all breaches or defaults such debt, liens and security interest may cause under any of the Senior Loan Documents, (vi) Senior Lender and Subordinated Lender shall promptly give notice to each other Lender upon the occurrence of any Event of Default or any change, event or occurrence regarding Borrower, Guarantor or their properties about which either becomes aware, and (vii) Senior Lender, Borrower and Guarantor shall not enter into any agreements or other documents (including without limitation amendments or modifications of the Senior Loan Documents) which conflict or interfere with or reduce any right or interest of Subordinated Lender set forth in this Agreement, the Unit Option Agreement or the Subordinated Loan Documents.

10. Attorneys’ Fees. If either Subordinated Lender or Senior Lender employs an attorney or attorneys to enforce or defend its rights under this Agreement, such Lender shall be entitled to recover from Borrower its court costs, reasonable attorneys’ fees, and other costs of enforcement.

11. Amendment of Subordinated Loan Documents. The Subordinated Loan Documents may be amended, extended, renewed, or replaced without the prior written consent of the Senior Lender so long as the total amount of the monthly payments and fees required thereunder do not exceed such amount thereunder as of the date hereof.

12. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signatories had signed the same document. All counterparts must be construed together to constitute one and the same instrument. This Agreement may be transmitted and signed by facsimile and shall have the same effect as manually-signed originals and shall be binding on all parties. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

13. Binding Effect. This Agreement is binding upon the parties hereto and their respective successors and assigns.

14. Choice of Law. THIS AGREEMENT MUST BE CONSTRUED, AND ITS PERFORMANCE ENFORCED, UNDER TEXAS LAW, WITHOUT REGARD TO THE CHOISE OF LAW RULES OF SUCH STATE.

15. Subordinated Lender’s Option. Effective on the first date (i) the Senior Lender institutes judicial proceedings seeking payment of, or an account of, the Senior Debt or enforcement of any rights or remedies against Borrower or any collateral securing payment of the Senior Debt or the performance of Borrower’s obligations under the Senior Loan Documents, or (ii) the Senior Lender initiates any foreclosure proceedings for the purpose of realizing upon any of the collateral securing payment of the Senior Debt (any such event in clause (i) or this clause (ii), herein an “Option Event”), the Subordinated Lender shall have the right and option (but not the obligation) for each Option Event for a period of ten days (the “Option Exercise Period”) to purchase all (but not less than all) of the Senior Debt and Senior Loan Documents. The Option Exercise Period shall commence upon the Subordinated Lender’s receipt of written notice from the Senior Lender stating that an Option Event has occurred. If the Subordinated Lender elects to purchase the Senior Debt, the Subordinated Lender shall deliver to the Senior Lender, not later than the expiration of the Option Exercise Period, a written notice (the “Notice”, the date of such notice being herein referred to as the “Notice Date”) specifying (i) the Subordinated Lender’s desire to irrevocably exercise the option and (ii) a place and date not later than ten (10) days after the Notice Date for the closing (the “Closing Date”). On the Closing Date, the Subordinated Lender shall pay to the Senior Lender in immediately available funds an amount equal to the Senior Debt (the “Purchase Price”). At the closing, simultaneously with the delivery of the Purchase Price, the Senior Lender shall assign to the Subordinated Lender all of the Senior Loan Documents by instruments containing mutually agreeable and customary terms for such a transaction.

16. Borrower’s and Guarantor’s Acknowledgments. Borrower and Guarantor hereby acknowledge and agree to the terms of this Agreement.

[Signatures appear on the following pages.]

EXECUTED as of the date set out in the Preamble.

SENIOR LENDER:

AMERICAN STATE BANK

By:/s/
Name:
Title:

SUBORDINATED LENDER:

BASELINE CAPITAL, INC.

By:/s/	Karl J. Reiter

Karl J. Reiter, President

BORROWER:

ESCONDE RESOURCES LP
By: Esconde Energy LLC, its general partner

By:/s/	Paul W. Heard

Paul W. Heard, Managing Member
By:/s/	Ronnie L. Steinocher

Ronnie L. Steinocher, Managing Member

By: Pierce-Hamilton Energy Partners LP,

Managing Member

By: Muscoda Hill Energy LLC,

its general partner

By:/s/	Lisa P. Hamilton

Lisa P. Hamilton, President

[Signatures Continued on Following Page]

GUARANTOR:

ESCONDE ENERGY LLC

By:/s/	Paul W. Heard

Paul W. Heard, Managing Member
By:/s/	Ronnie L. Steinocher

Ronnie L. Steinocher, Managing Member

By: Pierce-Hamilton Energy Partners LP,

Managing Member

By: Muscoda Hill Energy LLC,

its general partner

By:/s/	Lisa P. Hamilton

Lisa P. Hamilton, President